UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2019 (June 17, 2019)

 TAKUNG ART CO., LTD

(Exact name of registrant as specified in its charter)

Delaware	001-38036	26-4731758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Flat/RM 03-04 20/F Hutchison House

10 Harcourt Road, Central Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +852 3158 0977

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TKAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 17, 2019, Mr. Chun Hin Leslie Chow, the Chief Executive Officer of Takung Art Co., Ltd. (the “Company”), executed a Form of Application For Shares (the “Application”), a Letter of Transfer of Shares (the “Letter”), an Instrument of Transfer (the “Instrument”) and a Bought Note (the “Note”) on behalf of the Company, pursuant to which the Company purchased from Ms. Ma Hiu Ngai, the Company’s largest shareholder, one (1) ordinary share of Hong Kong MQ Group Limited (“HKMQ”), constituting 100% of its issued and outstanding shares, for a cash consideration of HKD1.00 and therefore made HKMQ its wholly owned subsidiary

The foregoing description of the Application, the Letter, the Instrument and the Note does not purport to be complete and is qualified in its entirety by the Application, the Letter, the Instrument and the Note, and copies of the which are attached to this Current Report on Form 8-K as exhibits 10.1, 10.2, 10.3 and 10.4, respectively, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Form of Application For Shares dated June 17, 2019
Exhibit 10.2	Letter of Transfer of Shares dated June 17, 2019
Exhibit 10.3	Instrument of Transfer dated June 17, 2019
Exhibit 10.4	Sold Note dated June 17, 2019
Exhibit 10.5	Bought Note dated June 17, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Takung Art Co., Ltd

Date: June 17, 2019

/s/ Chun Hin Leslie Chow
Name: Chun Hin Leslie Chow
Title: Chief Executive Officer